Exhibit 99.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of November 2, 2011, is by and among Property Acquisition Corp., a Maryland corporation (“Parent”), PAC Merger Corp., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and each of the individuals or entities listed on a signature page hereto (each, a “Stockholder”).

WHEREAS, each Stockholder beneficially owns the shares of Class A common stock, par value $0.80 per share, of Sonesta International Hotels Corporation, a New York corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A hereto (all such shares set forth opposite a Stockholder’s name on Schedule A hereto, together with any shares of the Company’s common stock or other equity securities of the Company that are hereafter issued to or otherwise acquired or owned (beneficially, of record or otherwise) by a Stockholder prior to the termination of this Agreement being referred to herein as such Stockholder’s “Subject Shares”);

WHEREAS, as a condition to their willingness to enter into the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Merger Sub and the Company, Parent and Merger Sub have required that each Stockholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement each Stockholder (in such Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

Representations and Warranties of the Stockholders

Each Stockholder represents and warrants to Parent and Merger Sub that:

Section 1.1      Authorization; Binding Agreement.  Such Stockholder has all necessary legal capacity and full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Stockholder.  This Agreement has been duly executed and delivered by such Stockholder and constitutes such Stockholder’s valid and legally binding obligation, enforceable against such Stockholder in accordance with its terms.

Section 1.2     Non-Contravention.  The execution and delivery of this Agreement, the performance by such Stockholder of such Stockholder’s obligations under this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in any breach or violation of any organizational document of such Stockholder or any Affiliate of such Stockholder through which such Stockholder indirectly holds such Stockholder’s Subject Shares (any such Affiliate, an “Intermediary Affiliate”), (ii) violate any Law applicable to such Stockholder or any of its Intermediary Affiliates, (iii) require any consent or other action by any Person under, constitute (with or without notice or the lapse of time) a default or breach under, or give rise (with or without notice or the lapse of time) to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder or any of its Intermediary Affiliates is entitled under any Law or any provision of any Contract or other instrument to which such Stockholder or any of its Intermediary Affiliates is a party or which is binding on such Stockholder or any of its Intermediary Affiliates or (iv) result in the imposition of any Encumbrance on any asset of such Stockholder or any of its Intermediary Affiliates, in the case of each of clauses (ii) and (iii) such as would or would reasonably be expected to impair or adversely affect such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 1.3     Ownership of Subject Shares; Total Shares.  Such Stockholder is the sole beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its Subject Shares and such Stockholder has good and marketable title to such Subject Shares free and clear of any and all Encumbrances and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided pursuant to this Agreement or pursuant to any applicable restrictions on transfer under the Securities Act.  The Subject Shares listed on Schedule A hereto opposite such Stockholder’s name constitute all of the securities (as defined in Section 3(10) of the Exchange Act) of the Company owned beneficially, of record or otherwise by such Stockholder or any of its controlled Affiliates as of the date hereof.

Section 1.4     Voting Power.  Such Stockholder has sole and full voting power, with respect to its Subject Shares, sole and full power of disposition, sole and full power to issue instructions with respect to the matters set forth herein and sole and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its Subject Shares.  None of such Stockholder’s Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such shares, except as provided pursuant to this Agreement, and any proxies, powers of attorney and other instructions heretofore given in respect of the Subject Shares are revocable and revoked hereby.

Section 1.5     Absence of Litigation.  There is no Litigation pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder or any of its Intermediary Affiliates or any of their respective properties or assets (including such Stockholder’s Subject Shares) at law or in equity, including, but not limited to, before or by any Governmental Entity, that would or would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 1.6     Opportunity to Review; Reliance.  Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of such Stockholder’s own choosing.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

Section 1.7     Finders’ Fees.  No investment banker, broker, finder or other Person is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

ARTICLE II

Covenants of the Stockholders

Each Stockholder hereby covenants and agrees that:

Section 2.1     Voting of Subject Shares.  At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, or in any other circumstances in which a vote, consent or other approval of all or some of the stockholders of the Company is sought, such Stockholder shall, or shall cause the holder of record on any applicable record date to, vote all of the Subject Shares that such Stockholder or its Intermediary Affiliates are entitled to vote at such meeting or in such written consent (i) in favor of (A) adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (B) approval of any proposal to authorize the Board of Directors of the Company, in its discretion, to adjourn or postpone the meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement or approval of the Merger on the date on which such meeting is held, and (ii) against (A) any Acquisition Proposal or agreement or arrangement related to or in furtherance of any Acquisition Proposal, (B) any action, transaction or proposal that would reasonably be expected to impede, interfere with, prevent, nullify, frustrate, delay, postpone, discourage or otherwise adversely affect the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement or this Agreement, or (C) any action, proposal, transaction or agreement that would reasonably be expected to result in (x) a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement or (y) the failure of any condition set forth in Section 7.1 or Section 7.2 of the Merger Agreement to be satisfied, and (iii) in favor of any other matter reasonably necessary for consummation of the transactions contemplated by the Merger Agreement, and in connection therewith to execute or cause to be executed any documents reasonably requested by Parent that are necessary or appropriate in order to effectuate the foregoing.  In the event a meeting of stockholders of the Company is held, such Stockholder agrees that, at the request of Parent, he or it shall, or shall cause the holder of record of the Subject Shares on any applicable record date to cause such Stockholder’s Subject Shares to be counted as present thereat for purposes of establishing a quorum.

Section 2.2     Irrevocable Proxies.  Such Stockholder hereby revokes any and all proxies, powers of attorney and instructions that such Stockholder has heretofore granted and hereby irrevocably appoints Barry M. Portnoy, Adam D. Portnoy and Jennifer B. Clark, in their respective capacities as directors or officers of Parent, and any individual who shall succeed to any such position, and any other Person designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to: (i) attend any and all stockholder meetings of the Company with respect to the matters set forth in Section 2.1; (ii) vote, express consent or dissent or issue instructions to the record holder to vote, express consent or dissent with respect to such Stockholder’s Subject Shares in accordance with the provisions of Section 2.1 at any such meeting; and (iii) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 2.1, all written consents with respect to the Subject Shares, in each case to the same extent and with the same effect as such Stockholder might or would do under applicable Law.  The foregoing proxy is a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) and shall not be terminated by operation of Law or upon the occurrence of any other event other than the valid termination of this Agreement pursuant to Section 3.2.  Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2.2 is given in connection with and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 2.1 hereof.  The irrevocable proxy set forth in this Section 2.2 is executed and intended to be irrevocable subject, however, to automatic termination upon the valid termination of this Agreement pursuant to Section 3.2.  For Subject Shares to which a Stockholder is the beneficial but not the record owner, such Stockholder shall cause the record owner of any such shares to revoke any and all proxies, powers of attorney and instructions that such record owner has previously granted and to grant to Parent a proxy to the same effect as that contained herein in this Section 2.2.  Each Stockholder agrees that, unless and until this Agreement is validly terminated pursuant to Section 3.2, no subsequent proxy (whether revocable or irrevocable), power of attorney or instruction shall be given by such Stockholder, except as required by the letter of transmittal in connection with the Merger.  The parties hereto acknowledge and agree that neither Parent, Merger Sub nor any of their respective successors, assigns, Affiliates, Subsidiaries, employees, directors, officers, agents, shareholders or other representatives shall incur any liability to any Stockholder or any of its Affiliates in connection with or as a result of the exercise of the proxy or power of attorney granted pursuant to this Section 2.2 to the extent such exercise of the proxy or power of attorney is permitted by this Agreement.

Section 2.3     No Inconsistent Arrangements.  Except as expressly provided hereunder or under the Merger Agreement, unless and until this Agreement is validly terminated pursuant to Section 3.2, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrance on any Subject Shares, (ii) offer for sale, sell, transfer, tender (whether by merger or other operation of law), pledge, gift,  encumber, assign or otherwise dispose of or limit such Stockholder’s right to vote (each, a “Transfer”), or enter into any Contract (including any profit sharing arrangement) with respect to the Transfer of, any or all of such Stockholder’s Subject Shares or any other securities of the Company or any interest therein to or with any Person other than Parent or Merger Sub, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Subject Shares, (iv) deposit or permit the deposit of such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares or (v) take or permit any other action that would in any way restrict, limit, interfere with or delay the performance of its obligations hereunder or the consummation of the transactions contemplated hereby or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect.

Section 2.4     Stop Transfer; Changes in Voting Shares.  Such Stockholder agrees with, and covenants to, Parent and Merger Sub that (i) this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s successors, heirs, legal representatives, trustees, executors or assigns and (ii) such Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of such Stockholder’s Subject Shares, unless such Transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Subject Shares, the transferor shall remain liable for the performance of all of the obligations of the applicable Stockholder under this Agreement.

Section 2.5     Waiver of Appraisal and Dissenters’ Rights and Actions.  Such Stockholder agrees (a) to waive and not exercise, and to cause its record holder not to exercise, any rights of appraisal or rights to dissent from the Merger that the Stockholder or its record holder may have with respect to such Stockholder’s Subject Shares and (b) not to commence or join in, and agrees to take all actions reasonably necessary to opt out of any class in any class action with respect to, any claim, suit, action or proceeding, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective successors relating to or in connection with the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim, suit, action or proceeding (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any fiduciary duty of any Person in connection with the Merger Agreement or the transactions contemplated thereby.

Section 2.6     Documentation, Information and Communication.  Such Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments and obligations under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case that Parent reasonably determines is required to be disclosed by applicable Law or the rules of any stock exchange in any press release, the Proxy Statement or any other disclosure document in connection with the Merger or any transactions contemplated by the Merger Agreement, (ii) agrees promptly to give to Parent any information Parent may reasonably require for the preparation of any such disclosure documents and (iii) agrees that, subject to Section 3.15, such Stockholder shall not, and shall cause its controlled Affiliates, officers, directors, employees or other agents, if any, not to directly or indirectly, make any press release, public announcement or other public or media communication that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated thereby.  Such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect

Section 2.7     Notices of Certain Events.  Such Stockholder shall notify Parent immediately of any development occurring after the date hereof that causes, or would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in ARTICLE I.

Section 2.8     Street Name Subject Shares.  As promptly as reasonably practicable and in any event within five Business Days after the date hereof, such Stockholder shall deliver a letter to each financial intermediary or other Person through which such Stockholder holds Subject Shares that informs such Person of such Stockholder’s obligations under this Agreement and that informs such Person that such Person may not act in disregard of such obligations without the prior written consent of Parent.

Section 2.9     Non-Solicitation of Certain Employees.  Such Stockholder agrees that for a period commencing on the date hereof and ending one year following the Effective Time, such Stockholder and its controlled Affiliates shall not, directly or indirectly, solicit for employment, otherwise solicit the services of or employ any individual who is then serving as an officer or employee of Parent, the Company, any of their respective Subsidiaries or Affiliates or any successor or assign of any of the foregoing (or who has served in any such capacity during the preceding one year period); provided, however, that this Section 2.9 shall not restrict the solicitation or employment by the Stockholder or its Affiliate of any such person whose employment is terminated by Parent, the Company or any such Subsidiary, Affiliate, successor or assign without “Cause,” or who terminates his or her employment for “Good Reason,” in accordance with the Employee Retention Plan, provided in each case that any and all solicitation of such person by or on behalf of such Stockholder or Affiliate occurs after the date such Person’s employment is so terminated.

Section 2.10   Acquisition Proposals. Subject to Section 3.15, such Stockholder agrees that such Stockholder shall not, and he or it shall not authorize or permit any of such Stockholder’s controlled Affiliates or any of such Stockholder’s or its controlled Affiliate’s officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents (collectively, “Representatives”) to, directly or indirectly (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly induce, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, furnish any non-public information relating to the Company or its Subsidiaries or the Subject Shares to, or otherwise cooperate in any way with any Person (other than Parent or any of its Affiliates or Representatives) that is seeking to make, or has made, an Acquisition Proposal, (iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iv) make any public statement or proposal inconsistent with the Company Board Recommendation, (v) make, or participate in, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the SEC) of proxies or consents to vote any securities of the Company in favor of any Acquisition Proposal, (vi) enter into any merger agreement, letter of intent, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to or any understanding or agreement contemplating or otherwise relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, or (vii) agree to do any of the foregoing.  Each Stockholder promptly (and in any event within 24 hours) shall notify (or cause the Company to notify) Parent if any proposals are received by, any non-public information is requested from, or any negotiations or discussions are sought to be initiated or continued with such Stockholder, its Representatives, controlled Affiliates, or Representatives of controlled Affiliates, in each case, in connection with an Acquisition Proposal or the possibility or consideration of making an Acquisition Proposal, which notice shall identify the name of the Person making such proposal or request or seeking such negotiations or discussions and include copies of all correspondence and written materials provided to such Stockholder, its Representatives, controlled Affiliates or Representatives of controlled Affiliates that describe the terms and conditions of any proposal or request and a reasonable description of any terms and conditions of any such proposal or request that were communicated orally.  Such Stockholder and its controlled Affiliates and their Representatives shall immediately cease and cause to be terminated all discussions, negotiations and communications, if any, with any Persons (other than Parent) with respect to any Acquisition Proposal and shall take the steps necessary to inform its controlled Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 2.10.  Any violation of this Section 2.10 by any of the Stockholder’s controlled Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 2.10.

Section 2.11   Additional Shares.  Such Stockholder agrees to promptly notify Parent of any securities of the Company that are hereafter issued to or otherwise acquired or owned by such Stockholder prior to the termination of this Agreement.

Section 2.12   Release.

(a)    Effective as of the Effective Time, such Stockholder fully, irrevocably and unconditionally releases, acquits and forever discharges the Company, its Subsidiaries and Affiliates and each of their respective successors and assigns and any former or current officers, directors, trustees, managers, employees or agents of any of the foregoing (collectively, the “Releasees”), from any and all Claims (as defined below) which such Stockholder ever had, now has or might have against any of the Releasees arising from, connected with or incidental to any act, conduct, event or omission prior to and including the Effective Time, save and except for (a) any Claim by such Stockholder under applicable law or the Company’s certificate of incorporation or bylaws for indemnification or advancement of expenses from the Company or any Subsidiary for any act, conduct, event or omission by such Stockholder in his capacity as a director or officer of the Company or any Subsidiary that occurred prior to the Effective Time (but not a Claim arising from, connected with or incidental to any act, conduct, event or omission that constitutes fraud, intentional or willful misconduct, criminal misconduct, willful default or gross negligence) and (b) any right of such Stockholder to receive the Merger Consideration under the Merger Agreement.  For purposes of this Section 2.12, (i) “Claims” means any and all liabilities, obligations, causes of action at law or in equity, complaints, actions, demands, suits, debts, amounts owed, dues, sums of money, accounts, reckonings, bonds, bills, specialties, judgments, executions, costs, expenses, controversies, agreements, promises, variances, trespasses, damages, extents, executions and charges and other claims of any and every kind, arising under any theory of contract, tort, breach of duty, strict liability or any other theory of liability, based on any foreign, federal, state or local law, code, statute, rule or regulation, or the common or civil law of any jurisdiction, known or Unknown Claims (as defined below), fixed or contingent, suspected or unsuspected, or latent, concealed or hidden, of any nature whatsoever; and (ii) “Unknown Claims” means any and all Claims which such Stockholder does not know or suspect exists in such Stockholder’s favor at the time of this Agreement, which if known by such Stockholder might have affected such Stockholder’s decision(s) with respect to the release set forth in this Section 2.12(a).

(b)    With respect to any and all Claims, the parties hereto stipulate and agree that such Stockholder shall be deemed to have expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The parties hereto acknowledge that the inclusion of “Unknown Claims” in the definition of Claims was separately bargained for and was a key element of this Agreement.  Such Stockholder acknowledges that he or it may hereafter discover facts which are different from or in addition to those that he or it may now know or believe to be true with respect to any and all Claims herein released and agrees that all Unknown Claims are nonetheless released and that the release set forth in this Section 2.12 shall be and remain effective in all respects even if such different or additional facts are subsequently discovered.

ARTICLE III

Miscellaneous

Section 3.1     Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, (i) if to Parent, Merger Sub or the Company, in accordance with the provisions of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address set forth on a signature page hereto, with copies to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, Fax No:  (617) 523-1231, Attention:  Stuart M. Cable, Esq. and John T. Haggerty, Esq., or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.  All such notices, requests and other communications shall be given by hand delivery, prepaid overnight courier (providing written proof of delivery), confirmed facsimile transmission or registered or certified mail (return receipt requested, postage prepaid) and shall be deemed received (i) in the case of hand delivery, prepaid overnight courier or confirmed facsimile transmission on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day and on the next Business Day if received after 5:00 p.m. on a Business Day, and (ii) in the case of registered or certified mail, on the fifth Business Day following the date of mailing; provided, however, that a party’s notice of change of its address shall not be deemed received by any other party until the date that is five Business Days after the date such notice would otherwise have been deemed to have been received by such other party pursuant to this Section 3.1.  In the event a party rejects or otherwise refuses to accept notice hereunder or another party is unable to deliver notice to such party because such party’s address or facsimile number has changed without such party having given notice of such change hereunder, any and all notices, requests and other communications to such party shall be deemed to have been received as of the date of such rejection, refusal or inability to deliver.

Section 3.2     Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier to occur of (i) the Effective Time, and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, Section 2.9 and Section 2.12 shall survive a termination of this Agreement under Section 3.2(i) and this ARTICLE III shall survive any termination of this Agreement.  Each Stockholder shall have the right to terminate this Agreement immediately if the Merger Consideration is decreased to less than the price per Share set forth in the Merger Agreement (payable in cash and without interest) or if the Merger Consideration is payable in any form other than in cash.  Notwithstanding the foregoing, nothing in this Section 3.2 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for its fraud or willful and material breach of this Agreement.

Section 3.3     Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 3.4     Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

Section 3.5     Binding Effect; Benefit; Assignment.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors, heirs, legal representatives, trustees, executors and assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law, change of control or otherwise) without the prior written consent of each other party hereto, except that each of Parent and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time.

Section 3.6     Governing Law; Venue; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b)    Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive personal jurisdiction of the Massachusetts Courts, preserving, however, all rights of removal to the United States District Court for the District of Massachusetts under 28 U.S.C. Section 1441, assuming such jurisdiction exists, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other place of competent jurisdiction by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 3.6 in any such action or proceeding by mailing copies thereof by certified or registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Section 3.6.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR CONCERNING THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF OR CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

Section 3.7     Counterparts; Effectiveness.  This Agreement may be executed by the parties manually, electronically or by facsimile, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart of this Agreement shall have been signed by each of the parties and delivered to the other parties.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 3.8     Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

Section 3.9     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 3.10   Specific Performance.  The parties hereto acknowledge and agree that each of Parent and Merger Sub would be irreparably and immediately harmed if for any reason any Stockholder fails to perform any of its obligations under this Agreement and that each of Parent and Merger Sub would not be made whole by monetary damages in such event.  Accordingly, each of Parent and Merger Sub shall be entitled, in addition to any other remedy to which Parent or Merger Sub, respectively, may be entitled at Law or in equity, to compel specific performance of this Agreement, and each Stockholder agrees to waive, in any action for specific performance, the defense of adequacy of a remedy at Law.

Section 3.11   Headings.  The Section headings contained in this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 3.12   No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 3.13   Further Assurances.  Parent and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

Section 3.14   Interpretation.  Unless the context otherwise requires, as used in this Agreement:  (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) words of one gender shall be construed to apply to each gender; and (v) the terms “Article”, “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

Section 3.15   Stockholder Capacity.  Notwithstanding anything herein to the contrary, nothing set forth herein shall restrict any officer or director of the Company in the exercise of such Stockholder’s fiduciary duties as an officer or director of the Company.

Section 3.16   Press Releases.  Unless required by applicable Law, each Stockholder shall not, and shall cause its controlled Affiliates and its and its controlled Affiliates’ Representatives not to, issue any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or Merger Sub, including with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent (for the sake of clarity, this Section 3.16 does not apply to press releases issued by the Company in accordance with the Merger Agreement).

[SIGNATURE PAGE FOLLOWS]

The parties are executing this Agreement on the date set forth in the introductory clause.

PROPERTY ACQUISITION CORP.
(a/k/a SONESTA ACQUISITION CORP.)

By:	/s/ Jennifer B. Clark
	Name:	Jennifer B. Clark
	Title:	Secretary

PAC MERGER CORP.

By:	/s/ Jennifer B. Clark
	Name:	Jennifer B. Clark
	Title:	Secretary

Signature Page to
Voting Agreement

STOCKHOLDERS

By:	/s/ Gloria Sonnabend
	Name:	Gloria Sonnabend

By:	/s/ Gloria Sonnabend
	Name:	Gloria Sonnabend, as executor of the Estate of Paul Sonnabend

By:	/s/ Jill Hazard
	Name:	Jill Hazard

By:	/s/ Jill Hazard
	Name:	Jill Hazard, as trustee of the Paul Sonnabend Family Trust F/B/O Jill Hazard

By:	/s/ Robert L. Hazard
	Name:	Robert L. Hazard

By:	/s/ Kim Slater
	Name:	Kim Slater

By:	/s/ Kim Slater
	Name:	Kim Slater, as trustee of the Paul Sonnabend Family Trust F/B/O Kim Slater

By:	/s/ Kim Slater
	Name:	Kim Slater, as trustee of the Sonnabend Granchildren’s Trust F/B/O Julia Slater

By:	/s/ Kim Slater
	Name:	Kim Slater, as trustee of the Sonnabend Grandchildren’s Trust, F/B/O/ Alex Slater

By:	/s/ Kim Slater
	Name:	Kim Slater, as custodian of Julia Slater

By:	/s/ Kim Slater
	Name:	Kim Slater, as custodian of Alex Slater

By:	/s/ Thomas Sonnabend
	Name:	Thomas Sonnabend

Signature Page to
Voting Agreement

By:	/s/ Thomas Sonnabend
	Name:	Thomas Sonnabend, as trustee of the Paul Sonnabend Family Trust F/B/O/ Thomas Sonnabend

By:	/s/ Peter J. Sonnabend
	Name:	Peter J. Sonnabend

By:	/s/ Peter J. Sonnabend
	Name:	Peter J. Sonnabend, as trustee of the Paul Sonnabend Trust F/B/O/ Peter J. Sonnabend

By:	/s/ Karen B. Sonnabend
	Name:	Karen B. Sonnabend

By:	/s/ Lauren Sonnabend
	Name:	Lauren Sonnabend

By:	/s/ Kathryn Sonnabend
	Name:	Kathryn Sonnabend

By:	/s/ Peter J. Sonnabend
	Name:	Peter J. Sonnabend, as trustee of the Sonnabend Grandchildren’s Trust F/B/O Lauren Sonnabend

By:	/s/ Peter J. Sonnabend
	Name:	Peter J. Sonnabend, as trustee of the Sonnabend Grandchildren’s Trust F/B/O Kathryn Sonnabend

By:	/s/ Joan Sonnabend
	Name:	Joan Sonnabend

By:	/s/ Carla Hurwitz
	Name:	Carla Hurwitz, as trustee of the Roger P. Sonnabend Trust

By:	/s/ Alan Sonnabend
	Name:	Alan Sonnabend

By:	/s/ Alan Sonnabend
	Name:	Alan Sonnabend, as custodian for Emilee Sonnabend

Signature Page to
Voting Agreement

By:	/s/ Alex Sonnabend
	Name:	Alex Sonnabend

By:	/s/ Andrea Sonnabend
	Name:	Andrea Sonnabend

By:	/s/ Jacqueline Sonnabend
	Name:	Jacqueline Sonnabend

By:	/s/ Jonathan Rich
	Name:	Jonathan Rich

By:	/s/ Nicole Rich
	Name:	Nicole Rich

By:	/s/ Stephanie Sonnabend
	Name:	Stephanie Sonnabend

By:	/s/ Nicholas Ciccolo
	Name:	Nicholas Ciccolo

By:	/s/ Antonia Ciccolo
	Name:	Antonia Ciccolo

By:	/s/ Stephen Sonnabend
	Name:	Stephen Sonnabend

By:	/s/ Stephen Sonnabend
	Name:	Stephen Sonnabend, as Trustee of KWEP

By:	/s/ Lorraine C. Sonnabend
	Name:	Lorraine Sonnabend

By:	/s/ Stephen Sonnabend
	Name:	Stephen Sonnabend, as trustee of Sonnabend Foundation

By:	/s/ Kathy S. Rowe
	Name:	Kathy S. Rowe

By:	/s/ Thomas R. Rowe
	Name:	Thomas R. Rowe

By:	/s/ Mina Rowe
	Name:	Mina Rowe

Signature Page to
Voting Agreement

By:	/s/ Hattie U. Rowe
	Name:	Hattie U. Rowe

By:	/s/ Wendy Erickson
	Name:	Wendy Erickson

By:	/s/ Kelly Erickson
	Name:	Kelly Erickson

By:	/s/ Brett Erickson
	Name:	Brett Erickson

By:	/s/ Patti Wagner
	Name:	Patti Wagner

By:	/s/ Steven Wagner
	Name:	Steven Wagner

By:	/s/ Kristina Wagner
	Name:	Kristina Wagner

By:	/s/ Joseph Wagner
	Name:	Joseph Wagner

Signature Page to
Voting Agreement